EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Colleen McCormick, Investor Relations
617-779-7892
cmccormick@amicas.com
AMICAS REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER
ENDED SEPTEMBER 30, 2008
Positive cash flow from operations, updated guidance, and new stock repurchase program
Boston, MA, November 3, 2008 /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the third quarter ended September 30, 2008.
Q3 Financial Highlights
Revenue: Total revenues for the third quarter of 2008 were $12.3 million, compared to $13.3 million for the third quarter of 2007.
Operating Loss: Operating loss for the third quarter of 2008 was $1.2 million, compared to an operating loss of $521,000 for the third quarter of 2007.
Net Loss/Income: The Company’s net loss for the third quarter of 2008 was $809,000, or $(0.02) per share, compared to net income of $374,000, or $0.01 per share, for the third quarter of 2007.
In the third quarter of 2008, both operating loss and net loss included $438,000 of non-cash stock-based compensation expense and $835,000 of depreciation and amortization. In the third quarter of 2007, both operating loss and net income included $514,000 of non-cash stock-based compensation expense and $789,000 of depreciation and amortization.
Pro-forma EBITDA: Pro-forma EBITDA, a non-GAAP financial measure, was $87,000 in the third quarter of 2008 as compared to $782,000 in the third quarter of 2007.
Pro-forma EBITDA refers to net income, adjusted for amortization, depreciation, interest, taxes, and stock compensation expense. A reconciliation of net loss/income as determined under GAAP to pro-forma EBITDA is included below. Management believes that its pro-forma EBITDA measurement, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.
Cash and Cash Flow: AMICAS ended the third quarter of 2008 with a cash, cash equivalents, and marketable securities balance of $54.0 million, no long term debt, and working capital of $47.0 million. For the third quarter ended September 30, 2008, net cash provided by operations was $1.9 million.
Stock Repurchase: The Company repurchased approximately 985,000 shares of its common stock for approximately $2.7 million in the third quarter of 2008.
Fiscal Year-to-Date Financial Highlights
Revenue: Total revenues for the first nine months of 2008 were $38.7 million, compared to $38.2 million for the first nine months of 2007.
Operating Loss: Operating loss for the first nine months of 2008 was $3.0 million, compared to an operating loss of $2.7 million for the first nine months of 2007.

Net Loss/Income: The Company’s net loss for the first nine months of 2008 was $1.4 million, or $(0.03) per share, compared to net income of $40,000, or $0.00 per share, for the first nine months of 2007.
For the first nine months of 2008, both operating loss and net loss included $1.1 million of non-cash stock-based compensation expense and $2.5 million of depreciation and amortization. For the first nine months of 2007, both operating loss and net income included $1.5 million of non-cash stock-based compensation expense, and $2.3 million of depreciation and amortization.
Pro-forma EBITDA: For the first nine months of 2008, pro-forma EBITDA was $552,000 as compared to $1.2 million for the same period in 2007.
Cash Flow: For the first nine months of 2008, net cash provided by operations was $3.2 million as compared to $5.6 million for the same period in 2007.
Stock Repurchase: In the fourth quarter of 2007, the Board of Directors directed the Company to initiate a $25 million stock repurchase plan. The Company repurchased approximately 9.6 million shares for approximately $25 million in total under this program. During 2006, under a previously authorized stock repurchase plan, the Company repurchased 4.5 million shares of its common stock for approximately $15 million. In aggregate, the Company has repurchased a total of 14.1 million shares for approximately $40 million since 2006. Both stock repurchase plans are now complete.
Business Perspective
Dr. Stephen Kahane, president, chief executive officer, and chairman of AMICAS, said, “We had our best third quarter bookings in the past several years. Revenue growth was short of our plan, mainly due to our signing more multi-year customer relationships. We expect this trend to continue and, while we reiterate our previously provided guidance related to bookings, we are communicating our adjusted guidance below.”
Dr. Kahane went on to say, “Once again, we maintained positive cash flow from operations while building our business through significant investments in both innovative research and development programs and important distribution initiatives. The third quarter resulted in several large radiology groups making the decision to use AMICAS products as the basis for their automation infrastructure going forward. Over the past year, AMICAS has been able to sign several very sophisticated and informed radiology groups and imaging service providers. We will continue to work hard to help these new partners succeed and to make sure others follow in their footsteps. Our top flight solutions — which include the latest in teleradiology technology, PACS, RIS, revenue cycle management, business intelligence, and zero client referring physician tools — continue to be viewed as extremely easy to install, deploy, and support. These attributes help reduce the total cost of ownership of AMICAS solutions, which can help result in very impressive returns on investment for our customers. As we have mentioned before, it is noteworthy that, despite obstacles such as DRA and other reimbursement-related pressures such as increasing requirements related to pre-authorizations for studies, these groups made the decision to take their automation support to the next level with industry leading offerings from AMICAS.”
Dr. Kahane continued, “The stock buyback program we initiated in the fourth quarter of 2007 was completed in the third quarter of 2008. AMICAS has repurchased the full $25 million authorized under the program put in place in December of last year. Over the past two years, AMICAS has bought back approximately $40 million of its common stock. AMICAS has no debt and has a very strong recurring revenue base from an excellent group of customer partners.”
Dr. Kahane added, “We remain committed to continuing to build a strong company focused on providing excellent innovative image and information management solutions for radiology practices, hospitals, and other imaging-related businesses in healthcare. To continue to get to know us better, we welcome you to our booth at the upcoming RSNA 2008 conference. More information can be found online at www.amicas.com/rsna.”
Looking Forward
AMICAS continues to expect 2008 bookings growth of 10 to 20 percent. Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support.
AMICAS now expects 2008 revenues to be between $50.5 million and $51.5 million and pro-forma EBITDA between $(0.5) million and $0.2 million. This is consistent with a net loss of between $3.5 million and $2.8 million or $(0.09) and $(0.07) per share.

Company Announces Authorization of New Stock Repurchase Plan
AMICAS’ Board of Directors has authorized the repurchase of up to $5 million of the company’s common stock from time to time in open market or through negotiated or block transactions in accordance with applicable SEC guidelines and regulations. Additionally, AMICAS may in the future make repurchases pursuant to trading plans meeting the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934. The timing of repurchases, if any, and the number of shares repurchased will depend upon business and market conditions.
Commenting on the share repurchase authorization, Kevin Burns, chief financial officer of AMICAS, said, “The current disruption in the equity markets provides an attractive environment for opportunistic purchases of our common stock. In addition, we are continuing to identify and review other strategic uses of our cash to invest in the growth of our business.”
Conference Call
AMICAS will host a conference call on Tuesday, November 4, at 8:30 a.m. Eastern Time to discuss the Company’s 2008 third fiscal quarter results. Investors and other interested parties may dial in to the call using the toll free number 1-800-862-9098. (conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 1-800-388-9074 or 1-402-220-1117 until December 3, 2008.
AMICAS, AMICAS PACS, AMICAS RIS, AMICAS Financials, AMICAS Documents, AMICAS Dashboards, AMICAS Watch, AMICAS Reach, AMICAS RadStream, RealTime Worklist, Halo Viewer, and Cashfinder Worklist are trademarks, service marks or registered trademarks and service marks of AMICAS, Inc. All other trademarks and company names mentioned are the property of their respective owners.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS One Suite™ of products provides a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided with a fully integrated, hospital information system-independent PACS that features advanced enterprise workflow support and scalable design. Complementing the AMICAS solution suite is AMICAS Professional Services™, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated financial and operating results for the remainder of fiscal year 2008. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions, and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost, and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules, and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise. The financial statements and information as of, and for the period ended, September 30, 2008, contained in this press release are subject to review by the Company’s independent registered public accounting firm.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$15,244	$8,536
Marketable securities	38,774	67,071
Accounts receivable, net of allowances of $178 and $231, respectively	10,373	10,483
Prepaid expenses and other current assets	2,294	3,600

Total current assets	66,685	89,690

Property and equipment, less accumulated depreciation and amortization of $7,328 and $6,848, respectively	1,253	1,186
Goodwill	27,313	27,313
Acquired/developed software, less accumulated amortization of $9,624 and $7,992, respectively	6,376	8,008
Other intangible assets, less accumulated amortization of $2,062 and $1,742, respectively	1,338	1,658
Other assets	1,790	586

Total assets	$104,755	$128,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,922	$7,094
Accrued employee compensation and benefits	1,504	1,451
Deferred revenue	11,227	10,375

Total current liabilities	19,653	18,920

Unrecognized tax benefits	1,352	1,275

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value, 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized; 51,473,965 and 51,296,823 issued, respectively	51	51
Additional paid-in capital	230,437	229,056
Accumulated other comprehensive income	35	60
Accumulated deficit	(99,851)	(98,478)
Treasury stock, at cost, 16,076,951 and 6,824,192 shares	(46,922)	(22,443)

Total stockholders’ equity	83,750	108,246

Total Liabilities and Stockholders’ Equity	$104,755	$128,441

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data and footnotes)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Maintenance and services	$9,616	$9,739	$29,921	$28,530
Software licenses and system sales	2,682	3,562	8,740	9,706

Total revenues	$12,298	13,301	38,661	38,236

Costs and expenses
Cost of revenues:
Maintenance and services (a)	$4,579	4,149	13,540	12,335
Software licenses and system sales, including amortization of software costs of $572, $489, $1,632, and $1,468, respectively	1,638	1,971	5,580	5,160
Selling, general, and administrative (b)	4,880	5,290	15,164	16,147
Research and development (c)	2,124	2,112	6,514	6,412
Depreciation and amortization	283	300	835	836

	13,504	13,822	41,633	40,890

Operating loss	(1,206)	(521)	(2,972)	(2,654)
Interest income	420	992	1,781	2,879
Loss on sale of investments	—	—	(31)	—

(Loss) income before provision for income taxes	(786)	471	(1,222)	225
Provision for income taxes	23	97	151	185

Net (loss) income	$(809)	$374	$(1,373)	$40

(Loss) income per share
Basic:	$(0.02)	$0.01	$(0.03)	$0.00

Diluted:	$(0.02)	$0.01	$(0.03)	$0.00

Weighted average number of shares outstanding
Basic	36,004	44,762	39,976	44,627
Diluted	36,004	45,663	39,976	45,504

(a)	— includes $37,000, $29,000, $107,000, and $77,000 in stock-based compensation expense for the three and nine months ended September 30, 2008, and September 30, 2007, respectively.

(b)	— includes $0.3 million, $0.4 million, $0.6 million, and $1.3 million in stock-based compensation expense for the three and nine months ended September 30, 2008, and September 30, 2007, respectively.

(c)	— includes $107,000, $67,000, $320,000, and $200,000 in stock-based compensation expense for the three and nine months ended September 30, 2008, and September 30, 2007, respectively.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2008	2007

Operating activities
Net (loss) income	$(1,373)	$40

Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	835	837
Provisions for (recoveries from) bad debts	70	84
Loss on disposal of fixed assets	6	—
Amortization of software development costs	1,632	1,468
Non-cash stock compensation expense	1,057	1,548
Changes in operating assets and liabilities:
Accounts receivable	40	(233)
Computer hardware held for resale, prepaid expenses, and other	103	986
Accounts payable and accrued expenses	(119)	1,237
Deferred revenue including unearned discount	852	(398)
Unrecognized tax benefits	76	—

Cash provided by operating activities	3,179	5,569

Investing activities
Purchases of property and equipment	(589)	(369)
Purchase of software	—	(2,300)
Purchases of held-to-maturity securities	(220,708)	(72,820)
Maturities of held-to-maturity securities	212,945	67,300
Purchases of available-for-sale securities	(17,590)	(26,886)
Sales of available-for-sale securities	53,625	29,540

Cash provided by (used in) investing activities	27,683	(5,535)

Financing activities
Repurchases of common stock	(24,479)	—
Exercise of stock options	325	413

Cash (used in) provided by financing activities	(24,154)	413

Increase in cash and cash equivalents	6,708	447
Cash and cash equivalents at beginning of period	8,536	7,331

Cash and cash equivalents at end of period	$15,244	$7,778

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$116	$70
Non-cash investing activities:
Unrealized gain on available-for-sale securities	$26	$36

	2008 Projected
	High	Low

Reconciliation of projected net loss to projected EBITDA
Projected net loss	$(3,500)	$(2,800)
Provision for income taxes	(200)	(200)
Interest income	2,100	2,100

Operating loss	(5,400)	(4,700)
Non-cash stock compensation expense	1,600	1,600
Depreciation and amortization	1,100	1,100
Amortization of software development costs	2,200	2,200

Projected pro-forma EBITDA	$(500)	$200

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2008	2007	2008	2007

Reconciliation of net (loss) income to EBITDA
Net (loss) income	$(809)	$374	$(1,373)	$40
Provision for income taxes	(23)	(97)	(151)	(185)
Interest income	420	992	1,781	2,879
Loss on sale of investments	—	—	(31)	—

Operating loss	(1,206)	(521)	(2,972)	(2,654)
Non-cash stock compensation expense	438	514	1,057	1,548
Depreciation and amortization	283	300	835	837
Amortization of software development costs	572	489	1,632	1,468

Pro-forma EBITDA	$87	$782	$552	$1,198